Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 33-59701, 333-14847, 333-27623,

333-40767, 333-89824, 333-120185 and 333-125302 on Form S-8 and Registration Statement No. 333-100390 on Form S-3 of our report dated March 14, 2006 (October 26, 2006 as to the effects of discontinued operations described in Note 4), relating to the financial statements and financial statement schedule of The E. W. Scripps Company and subsidiaries, appearing in this Current Report on Form 8-K of The E. W. Scripps Company and subsidiaries.

Cincinnati, Ohio

October 26, 2006